                                                   Registration No. ____________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 VERITY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                                         77-0182779
---------------------------------           ------------------------------------
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)


                                 894 Ross Drive
                          Sunnyvale, California 94089
              ----------------------------------------------------
              (Address of principal executive offices)  (Zip code)

                                  VERITY, INC.
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN
              ----------------------------------------------------
                            (Full title of the plan)

                               Donald C. McCauley
                   Vice President and Chief Financial Officer
                                  Verity, Inc.
                                 894 Ross Drive
                          Sunnyvale, California 94089
               ---------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  415/541-1500

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                            Proposed
                                            maximum
                                            offering       Proposed
                                             price         maximum
Title of Securities to     Amount to be    price per      aggregate         Amount of
   be registered            registered      share 1     Offering price   registration fee
-----------------------------------------------------------------------------------------

1995 Employee Stock Purchase Plan
---------------------------------

Common Stock                   250,000     $6.1890625   $1,547,265.63
Par Value $0.001

Amended and Restated 1995 Stock Option Plan
-------------------------------------------

Common Stock                   400,000     $7.28125     $2,912,500.00
Par Value $0.001

TOTAL                          650,000                  $4,459,765.63      $1,351.44

________________________

1 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The Verity, Inc. 1995 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on April 2, 1997 as reported on the National Association of Securities Dealers Automated Quotations System. As to shares issuable under the Verity, Inc. Amended and Restated 1995 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on April 2, 1997 as reported on the National Association of Securities Dealers Automated Quotations System.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

                 Verity, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                 (a) The Company's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial information for the Company's latest fiscal year.

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                 (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 (d) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                 The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

                 Inapplicable.

         Item 6. Indemnification of Directors and Officers

                 Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

                 The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption From Registration Claimed

                 Inapplicable.

Item 8.  Exhibits

                 See Exhibit Index.

Item 9.  Undertakings

                 (a)      Rule 415 Offering

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                         (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on April 2, 1997.

                                           Verity, Inc.



                                           By: /s/ Donald C. McCauley
                                              __________________________________
                                              Donald C. McCauley, Vice
                                              President and Chief Financial
                                              Officer

                               POWER OF ATTORNEY

         The officers and directors of Verity, Inc. whose signatures appear below, hereby constitute and appoint Philippe F. Courtot and Donald C. McCauley, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 2, 1997.


Signature                                              Title

/s/ Philippe F. Courtot
____________________________
Philippe F. Courtot                                    President, Chief Executive Officer and
                                                       Chairman of the Board (Principal
                                                       Executive Officer)

/s/ Donald C. McCauley
____________________________
Donald C. McCauley                                     Vice President and Chief Financial Officer
                                                       (Principal Financial and Accounting
                                                       Officer)

/s/ Steven M. Krausz
____________________________
Steven M. Krausz                                       Director


/s/ Stephen A. MacDonald
____________________________
Stephen A. MacDonald                                   Director


/s/ Charles P. Waite, Jr.
____________________________
Charles P. Waite, Jr.                                  Director


/s/ Dominique Trempont
____________________________
Dominique Trempont                                     Director

                                 EXHIBIT INDEX



         4.1 Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 1995, as amended (File No. 33-96228)

         4.2     Bylaws of the Company is incorporated by reference to Exhibit
                 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 1995, as amended (File No. 33-96228)

         4.3 Agreement and Plan of Merger between Verity, Inc., a California corporation, and the Company, filed September 22, 1995, is incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 1995, as amended (File No. 33-96228)

         4.4 Stock Purchase Rights Plan is incorporated by reference to the exhibits to the Company's report on Form 8-K filed with the Securities and Exchange Commission on October 10, 1996

         5       Opinion re legality

         23.1    Consent of Counsel (included in Exhibit 5)

         23.2    Consent of Independent Accountants

         24 Power of Attorney (included in signature pages to this registration statement)